UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 2, 2024

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, 2 Church Street, Hamilton, Pembroke HM11, Bermuda
(Address of principal executive offices)
(Zip Code)
 (441) 295-1422
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On July 2, 2024, James River Insurance Company (“JRIC”) and James River Casualty Company (together with JRIC, the “Ceding Companies”), two of the principal operating subsidiaries of James River Group Holdings, Ltd. (the “Company”), entered into a Combined Loss Portfolio Transfer and Adverse Development Cover Reinsurance Contract (the “LPT-ADC Agreement”) with State National Insurance Company, Inc. (“State National”). The transaction closed upon signing.
The LPT-ADC Agreement is effective January 1, 2024 (the “Effective Date”) and applies to the Ceding Companies’ Excess & Surplus Lines segment portfolio losses attaching to premium earned during 2010-2023 (both years inclusive), excluding, among others, losses related to commercial auto policies issued to a former large insured or its affiliates (the “Subject Business”). Pursuant to the LPT-ADC Agreement, (a) State National will reinsure 85% of losses paid on and after the Effective Date in respect of the Subject Business in excess of $716,600,000 up to an aggregate limit of $467,100,000 (with State National’s share of the aggregate limit being $397,035,000) in exchange for a reinsurance premium paid by the Ceding Companies equal to $313,242,000, (b) the Ceding Companies will continue to manage claims and to manage and collect the benefit of other existing third-party reinsurance on the Subject Business, which third-party reinsurance shall inure to the benefit of the LPT-ADC Agreement, and (c) the Ceding Companies will be entitled to a profit commission of 50% of any favorable development on the business ceded to State National below 104.5% of carried reserves, which profit commission shall not exceed $87,014,500 in total.
The foregoing description of the LPT-ADC Agreement is qualified in its entirety by reference to the full text of the LPT-ADC Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 5, 2024, the Board of Directors (the “Board”) of the Company appointed Christine LaSala as a director of the Company. Ms. LaSala was also appointed to serve on each of the Compensation & Human Capital Committee of the Board and the Nominating & Corporate Governance Committee of the Board. In connection with the appointment of Ms. LaSala as a director, the Board approved an increase in the size of the Board from seven to eight directors.
Ms. LaSala will be entitled to the compensation that the Company pays its other non-employee directors in the form of cash and equity. For more information on the compensation of the Company’s directors, please refer to the disclosure under the heading “Compensation of Directors” in the Company’s Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that was filed with the Securities and Exchange Commission on April 26, 2024, which disclosure is incorporated herein by reference.
There are no arrangements or understandings between Ms. LaSala and any other person pursuant to which such individual was appointed as a director of the Company. Ms. LaSala is not a party to any current or proposed transaction with the Company requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
The Company is furnishing a copy of (i) the press release it issued on July 9, 2024 as Exhibit 99.1 to Form 8-K, which announced the reinsurance transaction described in Item 1.01 of this Form 8-K, (ii) its E&S Legacy Reinsurance Agreement Frequently Asked Questions dated July 9, 2024 (the “FAQs”) as Exhibit 99.2 to Form 8-K, and (iii) the press release it issued on July 9, 2024 as Exhibit 99.3 to Form 8-K, which announced the appointment of Ms. LaSala as a director of the Board described in Item 5.02 of this Form 8-K. The FAQs will be posted on the Investor Relations portion of the Company’s website.
The information provided pursuant to this Item 7.01, including Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits
The following Exhibit is furnished as a part of this Form 8-K:

Exhibit No.	Description
10.1*
Combined Loss Portfolio Transfer and Adverse Development Cover Reinsurance Contract dated July 2, 2024 between James River Insurance Company and James River Casualty Company and State National Insurance Company, Inc.

99.1	Press Release dated July 9, 2024
99.2	E&S Legacy Reinsurance Agreement Frequently Asked Questions dated July 9, 2024
99.3	Press Release dated July 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Pursuant to Item 601(a)(5) of Regulation S-K, some schedules to this Exhibit have been omitted. A copy of the omitted schedules will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: July 9, 2024	By: /s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer